EXHIBIT 10.1

Purchase and Sale Agreement

PURCHASE AND SALE AGREEMENT

(a) BUYER NAME(s): Solanbridge Capital, Inc., a Colorado corporation.

(b) SELLER NAME(s): Mr. Charles R. Shirley, Mr. Paul S. Minhas and Mr. David J. Dunworth.

(c) PROPERTY ADDRESS and/or DESCRIPTION: Buyer agrees to purchase and Seller agrees to sell the real property identified as: 5122 Blacksmith Drive, Memphis, Shelby County, Tennessee 38127-2526.

(d) PURCHASE PRICE: $45,000, Forty Five Thousand Dollars, to be paid at closing in shares of common stock of Solanbridge Group, Inc., at a per share price equal to the closing price on such date.  Such shares of common stock shall be issued by Solanbridge Group, Inc. to Buyer at or prior to the closing in order for Buyer to complete the purchase contemplated herein.

(e) CLOSING, EXPIRATION, & POSSESSION DATE: July 21, 2011. This is the date that the sale will be closed, or this Agreement will expire on this date at 11:59 PM. If this is not a business day, this date will be extended to the next business day. Any other change in this date must be agreed to in writing by all parties. Possession of the entire property will be given to the Buyer at the time of closing, unless a different time of possession is agreed to in a separate Occupancy Agreement.

(f) ITEMS INCLUDED OR EXCLUDED: Included, if present, as part of the property sale: all real estate, buildings, improvements, appurtenances (rights and privileges), and fixtures. Fixtures include all things which are attached to the structure(s) by nails, screws, or other permanent fasteners, including, but not limited to all of the following, if present: attached light fixtures and bulbs, ceiling fans, attached mirrors; heating and cooling equipment and thermostats; plumbing fixtures and equipment; all doors and storm doors; all windows, screens, and storm windows; all window treatments (draperies, curtains, blinds, shades, etc.) and hardware; all wall-to-wall carpet; all built-in kitchen appliances and stove; all bathroom fixtures; gas logs, fireplace doors and attached screens; all security system components and controls; garage door openers and all remote controls; swimming pool and its equipment; awnings; permanently installed outdoor cooking grills; all fencing, landscaping and outdoor lighting; and mail boxes.
Other items included in the sale: None.
Items that are not included in the sale: None.
Leased items: None.

(g) CLOSING COSTS: Unless otherwise stated in Special Stipulations or Addenda, closing costs are to be paid as follows:
Seller must pay all Seller’s existing loans, liens and related costs affecting the sale of the property, Seller's settlement fees and the balance on any leased items that remain with the property. Any existing rental or lease deposits must be transferred to Buyer at closing.
Buyer must pay transfer taxes, deed and deed of trust recording fees, association transfer fees, hazard and any other required insurance and Buyer's settlement fees.

(h) PRORATIONS, TAXES & ASSESSMENTS: The current year’s property taxes, any existing tenant leases or rents, association or maintenance fees, (and if applicable, any remaining fuel), will be prorated as of the date of closing. Taxes for prior years and any special assessments approved before date of closing must be paid by Seller at or before closing. If applicable, roll back taxes or any tax or assessment that cannot be determined by closing date should be addressed in Special Stipulations or Addenda and will survive the closing.

(i) HOME PROTECTION PLANS: Home Protection plans available for purchase are waived. Buyer and Seller understand that an administrative fee may be paid to a real estate company if plan is purchased.

(j) TIME IS OF THE ESSENCE: The failure to meet specified time limits will be grounds for canceling this Agreement.

(k) FAIR HOUSING AND EQUAL OPPORTUNITY: This Property is being sold without regard to race, color, sex, religion, disability, marital status, family status, sexual orientation, age, ancestry, or national origin.

(l) FINAL INSPECTION & RISK OF LOSS: Buyer has the right and responsibility to perform a final inspection before closing to determine that the property is in the same condition, other than ordinary wear, as when the Agreement was accepted (with Seller having responsibility to remedy). Buyer may utilize inspectors. All utilities must be in service at Seller's expense. Closing of sale demonstrates acceptance of these items by Buyer. The risk of hazard or casualty loss or damage to the property will be the responsibility of Seller until closing.

(m) ADEQUATE CONSIDERATION: All parties acknowledge that the consideration given is sufficient and adequate in exchange for the Buyer's right to legally, properly, and in good faith, cancel, reinstate or extend this Agreement in accordance with the other terms of this Agreement.

(n) TITLE, DEED, & SELLER REPRESENTATIONS: Seller will convey to Buyer good and marketable title to the property by a valid general warranty deed. Seller, at Seller’s expense, agrees to furnish Buyer at closing a title insurance policy. Title policy will be issued by a company acceptable to Buyer and Buyer’s lender. Buyer will receive benefit of simultaneous issue.
Seller represents to the best of Seller’s knowledge, unless otherwise disclosed, that: property is not in a Special Flood Hazard Area or floodplain; there are no violations of building, zoning or fire codes; there are no encroachments or violations of setback lines, easements or property boundary lines; and there are no boundary line disputes. If, at anytime, the title examination, mortgage loan inspection, survey, or other information discloses any such defects, or if the Buyer discovers that any representation in this Agreement is in fact untrue, Buyer may, by delivering written Notice to Seller, either (1) accept the Property with the defects, OR (2) cancel this Agreement, OR (3) Buyer may extend the closing date by up to 3 calendar days to perform additional due diligence, retaining the right to exercise option (1) or (2) above.

(o) DEFAULT OR BREACH: If either party fails to perform any obligation under this Agreement, the other party may do any or all of the following: (1) cancel the Agreement (2) sue for specific performance, (3) sue for actual and compensatory damages. Legal counsel is strongly recommended in such circumstances.

(p) ADDENDA, ATTACHMENTS, EXHIBITS, DISCLAIMERS, AND DISCLOSURES (included if marked below):
☐	Confirmation of Agency Status (No licensee involved in the sale)
☑	Advisory to Buyers and Sellers, or TAR Disclaimer Notice (required with all Purchase and Sale Agreements)
☑	Lead-Based Paint Disclosure (required for housing constructed before 1978)
☐	Personal Interest Disclosure & Consent (required if a Licensee has a personal interest, may be included in Confirmation of Agency)
☐	Occupancy Agreement (required if possession is other than the time of closing)
☐	VA/FHA Loan Addendum (required if sale involves VA or FHA financing)
☐	Impact Fees or Adequate Facilities Taxes Disclosure (required if sale is residential new construction)
☐	Subsurface Sewage Disposal System Permit Disclosure (required for newly constructed residential property with septic system)
☐	Addendum (extra page for additional Special Stipulations, if needed)
☐	Other:
And one of the following three is required with all residential Purchase and Sale Agreements:
☐	Tennessee Residential Property Condition Disclosure, OR
☐	Tennessee Residential Property Condition Exemption Notification, OR
☑	Tennessee Residential Property Condition Disclaimer Statement

(q) METHOD OF EXECUTION AND DELIVERY: Signatures and initials transmitted by fax, photocopy, or digital signature methods will be acceptable and treated as originals. This Agreement constitutes the sole and entire agreement between the parties. No verbal agreements, representations, promises, or modifications of this Agreement will be binding unless agreed to in writing by all parties. Delivery will be considered to have been completed as of the date and time a document is either
(1) delivered in person, OR (2) transmitted by fax, OR (3) transmitted by email.

(r) ACCEPTANCE DATE AND BINDING CONTRACT: The Acceptance Date will be the date of full execution (signing) of this Agreement by all parties, that is, the date one party accepts all the terms of the other party’s written and signed Offer or Counteroffer, evidenced by the accepting party’s signature and date on the Offer or Counteroffer. The Acceptance must be promptly communicated (by any reasonable and usual mode) to the other party, thereby making this Agreement a legally Binding Contract. True executed copies of the Contract must be promptly delivered to all parties.

(s) OFFER EXPIRATION DATE & TIME: July 21, 2011. If not accepted by this date & time, this Offer will expire. However, at any time before the other party’s communication of Acceptance, the party making the Offer may withdraw the Offer by communicating the withdrawal to the other party, and confirm the withdrawal by the prompt delivery of a written Notice of Withdrawal.

_____________________________________________________________________________________________
 Buyer makes this Offer.

X_________________________________________________ X________________________________________
Buyer Signature                                           Date & Time                                                      Buyer Signature Date & Time

_____________________________________________________________________________________________________________________
This Offer is: ☐ Accepted                                                      ☐ Rejected

X__________________________   X_____________________________   X_______________________________
    Seller Signature Date & Time                              Seller Signature Date & Time                         Seller Signature Date & Time

ADVISORY TO BUYERS AND SELLERS

 PROPERTY ADDRESS: 5122 Blacksmith Drive, Memphis, Shelby County, Tennessee 38127-2526

 BUYER NAME(s): Solanbridge Capital, Inc.

 SELLER NAME(s): Mr. Charles R. Shirley, Mr. Paul S. Minhas and Mr. David J. Dunworth.

 The real estate licensees, if any, involved in the current or prospective real estate transaction for the property listed above are not attorneys, home inspectors, structural or environmental engineers, or authorities in any area beyond the scope of their real estate license. This Advisory serves as both a disclaimer notice and as a specific warning to both Buyers and Sellers that when making decisions about any of the following or similar matters, the parties should not rely on any statement, comment, estimate, or opinion expressed by the real estate licensees. This partial list provides examples of actions, circumstances, and items of concern which are not the responsibility of the real estate licensees. Real estate licensees are engaged in bringing together buyers and sellers in real estate transactions, and expressly deny any expertise with respect to advice or informed opinions on any matters beyond the scope of their real estate license, including the items enumerated below. It is strongly recommended that Buyers and Sellers include appropriate contingency or other clauses in all Purchase and Sale Agreement offers with respect to these or any other items of concern, and that all such contingencies should include enough time to get a professional evaluation of these items.

(a) STRUCTURAL AND OVERALL CONDITION OF THE PROPERTY. It is strongly recommended that you use the services of professional home inspectors, structural engineers, contractors, and other qualified specialists to evaluate the structural and overall condition of the property and its systems and components including, but not limited to, electrical, plumbing, water heating, roofing, air conditioning, heating, septic systems, wells, pools, appliances, etc. These professionals should also be utilized: to evaluate any damage from fire, wind, or hail; to advise you as to the condition, safety, and remaining useful life of any systems or components; to evaluate any water infiltration or moisture issues; to discover any hazardous property conditions; and to estimate any repair costs. Buyers should also conduct a final inspection, with inspectors, before closing. NOTE: Appraisals are different from home inspections. An appraisal is done to determine market value, not to evaluate the condition of the property. Appraisals, Seller's property condition disclosures, and Home Protection plans are not substitutes for a professional home inspection.

 For your protection, get a home inspection by a qualified home inspector licensed in Tennessee.

(b) WOOD DESTROYING INSECTS, PESTS AND INFESTATIONS. It is strongly recommended that you use the services of a licensed professional pest control company to determine the presence of wood destroying insects (termites, carpenter ants, etc.) or other pests or infestations, and to examine the property for any potential damage from such.

(c) ENVIRONMENTAL HAZARDS. Environmental hazards such as, but not limited to, mold, asbestos, radon gas, drinking water contaminants, lead-based paint, hazardous wastes, land-fills, by-products of methamphetamine production, high voltage electricity, noise levels, etc., require advanced techniques by environmental specialists to evaluate, remediate and repair. The EPA and the Surgeon General have recommended that all houses should be tested for radon. It is strongly recommended that you secure the services of knowledgeable professionals and inspectors in all areas of environmental concern.

(d) REQUIRED SELLER DISCLOSURES. Unless exempt, Sellers must provide either a residential property disclosure statement (disclosing known material defects) or a disclaimer statement (selling “as is”) before entering into a sales contract. Buyers should be especially diligent if purchasing a property without a full property condition disclosure from the Sellers. Sellers are also required to disclose in writing the presence of any exterior injection well, and the results of any percolation or soil absorption rate test. Sellers of residential new construction must disclose any impact fees or adequate facilities taxes paid.

(e) SQUARE FOOTAGE. There are many ways of measuring square footage. Information is sometimes gathered from tax or real estate records on the property. Square footage provided by builders, real estate licensees or tax records is only an estimate with which to make comparisons, but it is not guaranteed. It is advised that you have a licensed appraiser determine actual square footage.

(f) CURRENT VALUE, INVESTMENT POTENTIAL, OR RESALE VALUE OF THE PROPERTY. A true estimate of value can only be obtained through the services of a licensed appraiser. No one, not even a professional appraiser, can know the future value of a property. Unexpected and unforeseeable things happen. NOTE: A real estate licensee’s Comparative Market Analysis (CMA), or Broker's Price Opinion (BPO), etc., while sometimes used to set an asking price, is not an appraisal. It is advised that you have a licensed appraiser determine an estimate of value.

(g) BOUNDARY LINES, EASEMENTS, ENCROACHMENTS, AND ACREAGE. It is strongly advised that you secure the services of a licensed surveyor for a full-stake boundary survey with all boundary lines, easements, encroachments, flood zones, total acreage, etc., clearly identified. It is also advised that you not rely on mortgage loan inspection surveys, previous surveys, plat data, or Multiple Listing Service (MLS) data for this information, even if acceptable to your lender.

(h) COVENANTS, CONDITIONS, RESTRICTIONS, ZONING, CODES, AND RELATED ISSUES. It is strongly recommended that you thoroughly investigate all covenants, conditions, restrictions (CCR’s), zoning, codes, limitations, home owner association by-laws, special assessments, city ordinances, governmental repair requirements and related issues affecting the property. Buyers must comply with all such conditions. These matters need to be verified by the appropriate sources in writing. If your projected use requires a zoning or other change, it is advised that you either wait until the change is in effect before committing to a property, or provide for this contingency in your Purchase and Sale Agreement.

(i) UTILITY CONNECTIONS, SEPTIC SYSTEM CAPABILITY, AND RELATED SERVICES. The availability, adequacy, connection and condition of waste disposal (sewer, septic system, etc.), water supply, electric, gas, cable, internet, telephone, or other utilities and related services to the property need to be verified by the appropriate sources in writing. Governmental or lender regulations may require connection to public sewer and a public water source if available. It is advised that you have a professional check access and connection to public sewer and a public water source, and the condition of any septic system(s) and well(s). To confirm that any septic systems are properly permitted for the actual number of bedrooms, it is recommended that Sellers and Buyers request a copy of the subsurface sewage disposal system permit from the appropriate governmental permitting authority. If such permit has not or cannot be located, you should seek professional advice regarding this matter. For unimproved land, septic system capability can only be determined by using the services of a professional soil scientist and verifying with the appropriate governmental authorities that a septic system of the desired type and cost can be permitted and installed to accommodate the size home that you wish to build.

(j) FLOODING, DRAINAGE, FLOOD INSURANCE, AND RELATED ITEMS. It is recommended that you have a civil or geotechnical engineer, or other independent expert determine the risks of flooding, drainage or run-off problems, erosion, land shifting, unstable colluvial soil, sinkholes and land-fills. The risk of flooding may increase and drainage or storm run-off pathways may change. Be sure to consult with the proper governmental authorities, elevation surveyors, and flood insurance professionals regarding flood and elevation certificates, flood zones, and flood insurance requirements, recommendations and costs.

(k) SCHOOL DISTRICTS AND OTHER SCHOOL INFORMATION. It is advised that you independently confirm public school zoning with the appropriate school authorities, as school districts are subject to change. Other school information (rankings, curriculums, student-teacher ratios, etc.) should be confirmed by appropriate sources in writing

(l) INFORMATION ABOUT CRIMES OR SEX OFFENDERS. You should consult with local, state, and federal law enforcement agencies for information or statistics regarding criminal activity at or near the property, or for the location of sex offenders in a given area.

(m) LEGAL AND TAX ADVICE. You should seek the advice of an attorney and a certified tax specialist on any legal or tax questions regarding any offers, contracts, issues relating to the title or ownership of the property, or any other matters of concern, including those itemized in this Advisory. You should obtain a title insurance policy and have it and the title reviewed by an attorney. Real estate licensees are not legal or tax experts, and therefore cannot advise you in these areas.

(n) WARRANTIES & HOME PROTECTION PLANS. Buyers and Sellers are advised to research any existing warranties or service contracts which may be transferable, and also to investigate the advantages of any optional Home Protection Plans which may provide limited protective coverage before and/or after the sale. All such available plans have purchase costs, deductibles, service call fees, options, limitations and exclusions that you will need to consider.

(o) RECOMMENDED INSPECTORS, SERVICE PROVIDERS, OR VENDORS. The furnishing of any inspector, service provider or vendor names by the real estate licensees is done only as a convenience and a courtesy, and does not in any way constitute any warranty, representation, or endorsement. Buyers and Sellers have the option to select any inspectors, service providers or vendors of the Buyer's or Seller's choice. You are advised to contact several sources and independently investigate the competency and references of any inspector, contractor, or other professional expert, service provider or vendor, and to determine compliance with any licensing, registration, insurance and bonding requirements in your area.

The Buyers and Sellers acknowledge that they have not relied upon the advice, casual comments, or verbal representations of any real estate licensee relative to any of the matters itemized above, or similar matters. The Buyers and Sellers understand that it has been strongly recommended that they secure the services of appropriately credentialed experts and professionals of the Buyer's or Seller's choice for advice and counsel about these and similar concerns.

X_______________________________________    X_________________________________________________
   Buyer Signature                                           Date & Time                                                      Buyer SignatureDate & Time

X_______________________________________   X_________________________________________________
  Seller Signature                                           Date & Time                                                      Seller SignatureDate & Time

X_______________________________________
  Seller Signature                                           Date & Time

LEAD-BASED PAINT DISCLOSURE

Federal law mandates that Sellers of housing constructed prior to 1978 must complete certain Lead-Based Paint
Disclosure requirements. These should be completed before the Buyer makes an offer and certainly before the
Seller accepts a purchase offer, otherwise the Buyer may not be obligated under any contract to purchase such housing.

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The Seller of any interest in residential real property is required to provide the Buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller’s possession and notify the Buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.
Property Address: 5122 Blacksmith Drive, Memphis, Shelby County, Tennessee 38127-2526

Seller Disclosure
 Seller to check one box below:

☑	Seller has no knowledge, records, or reports of lead-based paint and/or lead-based paint hazards in the housing.

☐
Seller is aware of the presence of lead-based paint and/or lead-based paint hazards in the housing and has provided the buyer with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing. List any records, reports and/or additional information, including but not limited to the basis for the determination that lead-based paint and/or lead-based paint hazards exists, the location of the lead-based paint and the conditions of the painted surfaces. If no reports or records are available, Seller shall indicate as such.

Buyer Acknowledgment
1)	Buyer has received copies of all records, reports and information listed above (if any);
2)	Buyer has read the Lead Warning Statement (above) and understands its contents;
3)	Buyer has received the lead hazard information pamphlet, “Protect Your Family From Lead In YourHome” (Copies available at http://www.hud.gov);
4)
Buyer has received a 10-day opportunity (unless the parties mutually agreed upon a different period oftime) before becoming obligated under the contract to purchase the housing to conduct a risk assessment or inspection for the presence of lead-based paint hazards. This opportunity is waived if buyer checks the second box below.

Buyer to check one box below:
☐
 Contract is subject to Buyer’s approval of the results of a risk assessment or inspection of the property for the presence of lead-based paint and/or lead-based paint hazards, to be completed at the Buyer’s expense. This contingency shall be satisfied within 10 calendar days after the Binding Agreement Date.

☑	Buyer waives the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Certification of Accuracy
The Sellers and Buyers have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate and they have received a copy hereof.

The party(ies) below have signed and acknowledge receipt of a copy.

__________________________________________	__________________________________________
BUYER	BUYER

_______________ at __________ o’clock □ am/ □ pm	______________ at __________ o’clock □ am/ □ pm
Date	Date

The party(ies) below have signed and acknowledge receipt of a copy.

__________________________________________	__________________________________________
SELLER	SELLER

_______________ at __________ o’clock □ am/ □ pm	______________ at __________ o’clock □ am/ □ pm
Date	Date

__________________________________________
SELLER

_______________ at __________ o’clock □ am/ □ pm
Date

TENNESSEE RESIDENTIAL PROPERTY CONDITION
DISCLAIMER STATEMENT

The Tennessee Residential Property Condition Disclosure Act requires the seller of certain residential property, whenever the property is to be sold or leased with an option to buy, to furnish to the buyer either (a) a Tennessee Residential Property Condition Disclosure form disclosing the defects in the condition of the property actually known by the seller, or (b) a Residential Property Disclaimer Statement stating that the seller makes no representations or warranties as to the condition of the property, except as otherwise provided in the Purchase Contract. Certain transfers of residential property are excluded from this requirement.
(see T.C.A. §66-5-209)

RESIDENTIAL PROPERTY DISCLAIMER STATEMENT

NOTE TO SELLER(S): Sign this statement only if you elect to sell the property without representation and warranties as to its condition, except as otherwise provided in the Purchase Contract; otherwise, complete and sign the RESIDENTIAL PROPERTY CONDITION DISCLOSURE form.

Property Address/Legal Description: 5122 Blacksmith Drive, Shelby County, City of Memphis, State of Tennessee

38127-2526; 7536 square feet of land in the Breckenwood subdivision, Block B, Lot 51, Plat Book page 41-83

The undersigned Seller(s) of the real property described above make no representations or warranties as to the condition of the real property or any improvements thereon, and the Buyer(s) will be receiving the real property “as is”, that is, with all defects which may exist, if any, except as otherwise provided in the real estate Purchase Contract.

SELLER(S) ACKNOWLEDGMENT
The Seller(s) acknowledge receipt of this disclaimer statement and further acknowledge that they have been informed of their rights and obligations under the Tennessee Residential Property Disclosure Act.

Signed this the ___ day of ___________, 2011 at ___ o’clock ☐am; ☐pm; and a copy hereof received:

_______________________	_______________________	_______________________
SELLER	SELLER	SELLER

BUYER(S) ACKNOWLEDGMENT
The Buyer(s) acknowledge receipt of this disclaimer statement and further acknowledge that they have been informed of their rights and obligations under the Tennessee Residential Property Disclosure Act.

Signed this the ___ day of __________, 2011 at ____ o’clock ☐am; ☐pm; and a copy hereof received;

_____________________________________	_____________________________________
BUYER	BUYER